CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

DATED 31 December, 2012

***

and

DWM PETROLEUM AG

Relating to the sale and purchase of
80% of the issued share capital
of ***

SCHEDULE 1 CORPORATE DETAILS AND INTERESTS
SCHEDULE 2 MAP OF AREAS FOR WHICH SELLER WILL OBTAIN NEW PETROLEUM EXPLORATION RIGHT
SCHEDULE 3 SELLER'S WARRANTIES
SCHEDULE 4 LIMITS ON WARRANTY CLAIMS
SCHEDULE 5 SELLER’S OBLIGATIONS AND PURCHASER’S OBLIGATIONS AT COMPLETION
SCHEDULE 6 INSURANCE POLICIES
SCHEDULE 7 DEAL STRUCTURE
SCHEDULE 8 INTERPRETATION

ANNEXURE 1 OPTION AGREEMENT
ANNEXURE 2 AUDIT REPORT
ANNEXURE 3 PURCHASER’S NOTICE FOR EXERCISE OF OPTION

THIS AGREEMENT is made on 31 December, 2012

BY AND BETWEEN:

***a company organised under the laws of *** whose registered office is at *** (hereinafter “Seller”); and

DWM PETROLEUM AG, a company registered in Switzerland, having its registered office at Bahnhofstrasse 9, Baar, Switzerland (hereinafter “Purchaser”).

RECITALS:

A.

That ***, a company registered in ***, which is wholly owned subsidiary of the Seller (hereinafter “***”) is the legal and beneficial owner of ***% shares in ***, a joint venture with limited liability incorporated under the laws of Tajikistan (hereinafter “***”), and the remaining ***% shares in *** are held by *** (hereinafter “***”).

B.

That *** is the 100% owner of rights in petroleum licences for the fields in Tajikistan identified in the Schedule 1 (hereinafter “LICENSING AGREEMENTS”). LICENSING AGREEMENTS are *** licences covering areas of *** pursuant to which *** has had been operating since ***, as successor in interest of another Tajik joint venture with limited liability *** known as *** (hereinafter “***”), and which was also partly owned by *** (hereinafter “***”) in addition to *** and ***.

C.

That the Seller and the Purchaser are party to an Option Agreement effective 5 May 2012 (hereinafter “Option Agreement”), which is attached hereto as Annexure 1 of this Agreement. Under the Article 1 b of the Option Agreement, Seller gave an option (hereinafter “Option”) to the Purchaser to purchase 80% shares in a new company incorporated *** which would own 100% shares of *** (hereinafter “Shares”) upon payment of a security deposit of USD 10 million (“Security Deposit”).

D.

That pursuant to the Option Agreement, Seller has already incorporated *** (hereinafter “***”) in *** as per details in Schedule 1 hereof. On request of Purchaser, Seller has appointed a nominee of Purchaser, as a director of *** at the time of incorporation. Further, Purchaser has spent approx. USD 100,000 to assist Seller in incorporation of *** by paying *** share capital on behalf of Seller. Such costs shall hereinafter be referred to as “Purchaser’s Advance in respect of **”.

E.

That pursuant to Article 1 (d) of the Option Agreement, Purchaser has conducted legal due diligence (hereinafter “Due Diligence”) regarding ***, *** and ***, and thereafter also completed an independent audit (hereinafter “Audit”) of all books and accounts of ***, *** and *** to follow-up on the concerns raised in the Due Diligence. Audit report is attached hereto as Annexure 2 of this Agreement.

F.

That On October 23, 2012, pursuant to Article 1 e of the Option Agreement, Purchaser has exercised the Option, subject to Seller taking certain actions (hereinafter “Actions”) as described in Schedule A of its notice to exercise Option, attached hereto as Annexure 3 of this Agreement, to bring LICENSING AGREEMENTS and related agreements in order.

G.

That pursuant to Article 1 (f) of the Option Agreement, Seller and Purchaser have agreed on a purchase price based on the findings of the Audit (hereinafter “Consideration”), and pursuant to the Option Agreement, the Security Deposit shall be construed as part payment towards the Consideration. Further, Purchaser's Advance in respect of *** shall also be construed as part payment towards the Consideration.

NOW THEREFORE, IT IS AGREED as follows:

ARTICLE 1 Interpretation

1.1	In addition to terms defined elsewhere in this Agreement, the definitions and other provisions in the Schedule 8 apply throughout this Agreement, unless the contrary intention appears.

1.2

In this Agreement, unless the contrary intention appears, a reference to a clause, Article or Schedule is a reference to a clause, Article or Schedule to this Agreement. The Schedules, Annexures and the Disclosure Letter accompanying this Agreement shall form integral part of this Agreement.

1.3	The headings in this Agreement do not affect its interpretation.

ARTICLE 2 Sale and Purchase of the Shares

2.1

Subject to the terms and conditions of this Agreement, Seller shall sell and procure the sale of and the Purchaser shall purchase and procure the purchase of the Shares at the Completion Date, but with effect from the Economic Date.

2.2	The consideration for the sale of the Shares shall be USD 21 million (the “Consideration”).

2.3	As recited in Recital G above, it is acknowledged that USD 10,100,000 of the Consideration is already paid.

2.4	Purchaser shall advance to Seller, USD 7 million (hereinafter “Next Advance”) within thirty (30) days of the date conditions mentioned in Article 3.1 below are satisfied.

2.5

Purchaser shall make remaining payment of USD 3,900,000 subject to any necessary downward adjustment in accordance with this Agreement, to Seller on the Completion Date once conditions mentioned in Article 3.2 are satisfied.

2.6	All payments hereunder shall be paid by the Purchaser via wire transfer to the Seller’s bank account with following details under the name of ***:

***

***

***

ARTICLE 3 Conditions for Completion and Earlier Steps

3.1	Conditions for the Next Advance

3.1.1	Purchaser has obtained the requisite approval of TSX-V (TSX Venture Exchange) for the transaction envisaged by this Agreement.

3.1.2	*** has completed Actions other than Actions related to ***

***

***

***

3.1.3	Seller has provided to Purchaser, a list of all lands owned or leased by *** (hereinafter “Real Estate Properties”).

3.1.4	Seller has provided to Purchaser, Accounts as of the Accounts Date.

3.1.5	Seller has provided to Purchaser, tax book value of assets and liabilities of *** as of the Economic Date.

3.1.6	Seller shall place its ***%shares of *** in an escrow acceptable to Purchaser (hereinafter “Escrow”), for the benefit of the Purchaser.

3.1.7

Seller has entered into a share purchase arrangement with *** to purchase remaining shares *** from ***. In this regard, Seller shall provide to the Purchaser *** letter issued by *** confirming that remaining shares in *** are subject to sale.

3.2

Conditions Precedent for Completion - Completion is conditional upon, and subject to, the fulfilment or waiver (pursuant to Clause 3.3) of the following conditions (hereinafter “Conditions Precedent”).

3.2.1

Seller has purchased remaining shares in *** from ***, and subsequently transferred 100% interests in *** to ***, in the manner described as Step 2 and 3 in the contemplated deal structure described in Schedule 7 of this Agreement.

3.2.2	Transfer of 100% shares in *** to *** has been registered in all official registers in Tajikistan.

3.2.3

Seller has provided an affidavit certifying that *** has no claim against Seller, in respect of section 4.1.2 of the Audit Report, and if in future a claim arises from *** in respect of ***, Seller shall settle it at its own cost and expense.

3.2.4	Purchaser’s accountants (BDO Tajikistan), at ***’s expense, have audited all books and accounts of *** in line with international standards and issued an unqualified opinion.

3.2.5	*** Seller has provided to Purchaser, a list of employees of *** that it expects as of Completion Date.

3.2.6	the receipt of the requisite Government Approval to the sale and purchase of the Shares in so far as required; and

3.2.7	the receipt of the Economic Date Accounts by the Purchaser.

3.2.8

Seller has obtained a letter from *** which states that *** - to allow *** to obtain financing from international sources. (In this regard, Purchaser shall provide to ***, a draft letter addressed to ***, which it will prepare in consultation with ***, its local counsel in Republic of Tajikistan).

3.2.9	Scope of the LICENSING AGREEMENTS ***, which is more fully described in the map attached hereto as Schedule 2 of this Agreement.

3.2.10	*** has completed Actions related to ***.

3.2.11	Seller and Purchaser have agreed on the Environmental Baseline pursuant to Schedule 3, clause 1.12 (b).

3.3

The Seller and the Purchaser shall use all reasonable endeavours to procure or seek waiver regarding the fulfilment of the Conditions for the Next Advance and the Conditions Precedent as soon as reasonably practicable after the signing of this Agreement. Purchaser shall also notify Seller regarding the process and current status of obtaining the requisite approval of TSX-V (TSX Venture Exchange).

3.4	Refund

3.4.1

If the Conditions Precedent are not fulfilled or, to the extent applicable, waived on or before the date falling 120 days after the date of this Agreement, this Agreement shall cease to have effect, (except for the obligations in Articles 12, 18 and 19 and neither of the Parties (provided it shall have used reasonable endeavours as aforesaid) will, save in relation to any accrued rights or obligations as at such date, have any rights or liabilities under this Agreement. In such case, Seller shall refund to Purchaser, USD 17,100,000 (being Security Deposit, Purchaser’s Advance in respect of *** and Next Advance, all of which is already paid by such time) less a penalty of USD2 million as a compensation of the Seller’s expenses within 365 days of the date of signing of this Agreement.

3.4.2

If Purchaser fails to advance Next Advance to Seller, within the time period stipulated in Article2.4 above, where Seller duly performed all actions stipulated in the Articles 3.1.2-3.1.7 of this Agreement, the Seller must refund to Purchaser, USD10,100,000 (being Security Deposit and Purchaser’s Advance in respect of *** all of which is already paid by such time) by delivering within reasonable period to Purchaser, 65% shares of *** (which is owner of ***% shares of ***), which are placed in Escrow for the benefit of Purchaser, as specified in clause 3.1.6 of this Agreement. In the above case, on account of transfer of 65% shares of *** (which is owner of ***% shares of *** at that time) Purchaser shall also pay to Seller, additional amount of USD 2 million (as a compensation of the Seller’s expenses) within 365 days from the date of signing of this Agreement. If at the time of the aforementioned delivery of 65% shares of *** to Purchaser, *** owns more than ***% shares of ***, then Purchaser shall pay to Seller, additional amount corresponding to shares more than ***% shares of *** (calculated on the assumption that 80% shares of ***, if *** owns100% shares of ***, are worth USD***), within 365 days from the date of signing of this Agreement or accept pro-rata reduction in the number of deliverable shares of *** in order to re-establish status quo.

3.4.3

If Conditions for Next Advance are not satisfied to the satisfaction of Purchaser, within 90 days of the signing of this Agreement, and consequently transaction envisaged by this Agreement is not Completed, then Seller shall refund to Purchaser, USD10,100,000 (being Security Deposit and Purchaser’s Advance in respect of ***, all of which is already paid by such time) less a penalty of USD2 million as a compensation of Seller’s expenses, within 365 days of the date of signing of this Agreement.

3.5

Seller shall send a copy of the Government Approvals to the Purchaser promptly following receipt thereof and notify the Purchaser of the Completion Date once the Conditions Precedent have been fulfilled or waived.

ARTICLE 4 Interim Period

4.1	The Seller shall procure that, between the date of this Agreement and Completion, the Companies shall:

4.1.1	carry on business in the ordinary course and meet their obligations under the LICENSING AGREEMENTs;

4.1.2	conduct their affairs in relation to the Interest in accordance with applicable laws, the LICENSING AGREEMENTs and good industry practice;

4.1.3	continue to meet all expenditures and receive all income relating to the Interest;

4.1.4

maintain or cause to be maintained in force any insurance which the Companies hold or which is held on their behalf as at the date of this Agreement as described in Schedule 6 of this Agreement and make and diligently pursue claims which can be made under such policies;

4.1.5	keep proper accounting records and in them make true and complete entries of all dealings and transactions in relation to their business and afford to the Purchaser full access thereto;

4.1.6	engage an independent accounting firm to audit annual financial statements or review interim period financial statements, given year end or period end fall into the Interim Period;

4.1.7

promptly notify the Purchaser of any law suits, claims, legal proceedings or governmental investigations which may occur, be threatened, brought, asserted or commenced against the Companies or the Operator involving or affecting the Interest.

4.1.8

keep the Purchaser informed and consult with the Purchaser in respect of all material facts, matters and things relating to the Companies and the Interest and all material operations carried out there under;

4.1.9

not exercise any rights in respect of material matters under the relevant LICENSING AGREEMENTs or relating to the Interest, except in a case of emergency, without first obtaining the Purchaser’s consent,

4.1.10	as soon as possible following any material decision made under the LICENSING AGREEMENTs, or relating to any of the Interest , notify the Purchaser of that decision; and

4.1.11	not without the Purchaser’s prior written approval amend or terminate any of the LICENSING AGREEMENTs.

Without prejudice to the generality of the foregoing provisions of this Clause 4, the Seller shall, between the date of this Agreement and Completion, procure that the Companies shall keep the Purchaser informed of the making of any payments for amounts greater than the equivalent of USD10,000 (or its equivalent in foreign currency).

4.2	Between the date of this Agreement and Completion the Seller shall procure that, unless consented to by the Purchaser, the Companies shall not nor shall they agree to:

4.2.1	allot or issue (whether by way of option over shares or the issue of any rights convertible into shares or otherwise) any shares in their capital;

4.2.2	create, or agree to create, any Encumbrance over any shares,

4.2.3	make any alteration to their deed of incorporation including the articles of association;

4.2.4	dispose, or agree to dispose or grant any option or right in respect of the Interest;

4.2.5	discontinue or cease to operate all or a material part of their business;

4.2.6	make any change in the nature of their business;

4.2.7	enter into, amend or terminate any Major Contract;

4.2.8	approve any work programs or budgets; or

4.2.9	sell or transfer any assets of the Companies other than those which would normally be made in the usual conduct of its business;

4.2.10	give notice of or otherwise institute any sole risk operations or agree to surrender any area covered by the LICENSING AGREEMENTs;

4.2.11

declare or pay any dividend or other distribution or repay any share premiums. These provisions do not include restriction on distribution of retained profit of *** for paying dividends which were accumulated before Economic Date;

4.2.12	perform or omit any act which would cause a breach of any Major Contract of the Companies;

4.2.13	make any capital commitment, borrowing or expenditure other than those which would normally be made in the usual conduct of its business;

4.2.14	execute any document amending, waiving or cancelling any provision of the LICENSING AGREEMENTs.

For purposes of this Clause 4, a matter is “material” if it is entailing financial impacts exceeding USD 10,000 (or its equivalent in foreign currency).

ARTICLE 5 Completion

Completion shall occur at the office of Seller, not later than the seventh Business Day after the notification by the Seller pursuant to Article 3.5 above that the Conditions Precedent have been fulfilled.

5.1	At Completion:

5.1.1	the Seller shall do or procure to be done those things set out in Part 1of the Schedule 5, provided that the Seller shall be the custodian of all closing documentation;

5.1.2	the Purchaser shall do or procure to be done those things set out in Part 2 of Schedule 5; and

5.2

As soon as reasonably practicable, but in any case within twenty (20) Business Days after Completion, the Purchaser undertakes to the Seller that it shall (a) record the transfer of the Shares in the share register book of ***, (b) register or file all matters in connection with Completion which are required or necessary to register or to file with the Ministry of Energy and Industry, Republic of Tajikistan, including but not limited to the change of directors of the Companies, and the filing of the new shareholders list of the Companies, and (c) notify the relevant banks and effect the change of authorised signatories in connection with the banking facilities of the Companies. Upon completion of all the registrations and notifications described above, the Purchaser shall as soon as reasonably practicable notify the Seller, and provide the Seller with reasonably satisfactory evidence of such registration, filing, and notification, as the case may.

5.3	Within twenty (20) Business Days of the Completion Date, Parties shall with mutual agreement, make following appointments in respect of ***:
•	Management team.
•	Legal advisors.
•	Auditor.

5.4	Within twenty (20) days of the Completion Date, Parties shall enter into a fully termed Shareholders Agreement (“SHA“), containing inter alia following provisions:
•	Number of Directors: 4 Purchaser, 1 Seller.
•	Chairperson shall be nominee of Purchaser.
•	Governing law shall be laws of England, UK.

ARTICLE 6 Independent Accountants

6.1	If any matters are reserved for determination by Independent Accountants:

6.1.1	the Independent Accountants shall be instructed to:

	a)	make its determination within the shortest practicable time following referral of the matter to the Independent Accountant;

	b)	prescribe the procedure to be followed by the parties in order to facilitate determination; and

	c)	submit the determination in writing to the Seller and the Purchaser.

6.1.2	the Seller and the Purchaser shall:

a)

notify the Independent Accountants in writing of the matters reserved for determination and each provide (and to the extent they are reasonably able procure that their respective accountants, and the Purchaser shall procure that ***, provide) the Independent Accountants promptly, and in any event within ten (10) Business Days of the Appointment Day, with all information which they may reasonably require and the Independent Accountants shall be entitled (to the extent they consider it appropriate) to base their opinion on such information and on the accounting and other records of ***; and

	b)	accept the determination of the Independent Accountants (in the absence of manifest error) as final and binding;

	c)	the Independent Accountants shall act as experts and not as arbitrators; and

	d)	the costs of the determination, including fees and expenses of the Independent Accountants, shall be borne equally by the Seller and the Purchaser.

ARTICLE 7 Loans and Guarantees

7.1

The parties acknowledge that the Consideration has been agreed on the basis that no indebtedness of any kind (regardless of whether presently payable) is owed by any member of the Seller’s Group to the Companies or from the Companies to the Seller’s Group, other than:

	(a)	any amounts which may be due or become due by way of trade credit in the ordinary course of trading as a result of goods or services supplied on normal arm's length terms;

	(b)	any amounts which may fall to be paid pursuant to any express provision of this Agreement or any of the documents required to be executed or delivered pursuant to the provisions of this Agreement;

	(d)	any amounts provided for in connection with service agreements with Affiliates of the Seller during the Interim Period; and

(e)	any amounts provided for in the Economic Date Accounts.

7.2

The Seller shall procure that on Completion, Companies are released from all guarantees and indemnities given by it in respect of any liability or obligation of any member of the Seller’s Group, or alternatively if such releases are not granted, Seller shall defend, indemnify and hold harmless Purchaser’s Group against any and all claims arising out of such guarantees and indemnities. Purchaser shall ensure after the Completion Date that Seller’s Group is released from all guarantees and indemnities given by it in respect of any liability or obligation of the Companies; or, alternatively, if such releases are not granted, Purchaser shall defend, indemnify, and hold harmless Seller’s Group against any and all claims arising out of such guarantees and indemnities.

ARTICLE 8 the Seller's Warranties

8.1

The Seller represents and warrants to the Purchaser that, except as disclosed to the Purchaser in the Disclosure Letter, as of the date of this Agreement and such representations shall be deemed to be repeated immediately prior to Completion, each of the statements set out in the Schedule 3 is true and accurate.

8.2

The liability of the Seller in connection either with the Warranties, and any Warranty Claim, shall be subject to the limitations contained in, and to the other provisions ofSchedule4 of this Agreement.

8.3

Any payment made by the Seller in respect of a Warranty Claim brought by the Purchaser shall: be reduced by the amount of any savings in Taxation enjoyed by the Purchaser, and/or its Affiliates, or *** in connection with the circumstances which gave rise to the claim.

8.4

If the Purchaser becomes aware of a matter which is likely to give rise to a Warranty Claim, the Purchaser shall give notice of the relevant facts to the Seller as soon as reasonably practicable after becoming aware of those facts and in any event within thirty (30) days of becoming aware of those facts.

ARTICLE 9 Purchaser's Warranties

The Purchaser warrants to the Seller that each of the statements set out below is true and accurate in all material respects:

9.1

Purchaser is a corporation validly existing under the laws of Switzerland, with the requisite power and authority to enter into and perform, and has taken all necessary corporate action to authorise the execution and performance of, its obligations under this Agreement;

9.2	this Agreement constitutes valid and binding obligations of the Purchaser;

9.3

other than as contemplated by this Agreement, no notices, reports or filings are required to be made by the Purchaser in connection with the transactions contemplated by this Agreement, nor are any consents, approvals, registrations, authorisations or permits required to be obtained by the Purchaser in connection with the execution and performance of this Agreement; and

ARTICLE 10 Protective Covenants

10.1

The Seller covenants with the Purchaser that it shall not and shall procure that no member of the Seller’s Group shall without the Purchaser’s consent (except as required by law or any competent regulatory body, including the applicable rules of any stock exchange) disclose or divulge to any third party any material information of a secret or confidential nature relating exclusively to the business or affairs of Companies, except to the extent the information has entered the public domain other than by reason of an unauthorised act or default of the Seller.

10.2

The Purchaser covenants with the Seller that it shall not and shall procure that no member of the Purchaser’s Group shall without the Seller’s consent (except as required by law or any competent regulatory body, including the applicable rules of any stock exchange) disclose or divulge to any third party any material information of a secret or confidential nature relating exclusively to the business or affairs of the Companies that has been disclosed to it pursuant to this Agreement, except to the extent the information has entered the public domain other than by reason of an unauthorised act or default of the Purchaser.

ARTICLE 11 Tax

11.1

The Seller shall be liable for any Taxation liabilities of the Companies and/ or the Interest for periods up to the Economic Date and shall indemnify and hold harmless the entity of the Purchaser’s Group against which any such Taxation liability is levied.

11.2

It is agreed that the Seller and the Purchaser shall each be responsible for the payment of its own taxes, duties or other charges deriving from the transfer under this Agreement in accordance with the laws, rules and regulations of Tajikistan or other applicable laws, provided that any stamp duty related to the registration process of the transaction or transfer of shares envisaged by this Agreement owing under the laws, rules and regulations of Tajikistan shall be the responsibility of and paid by the Purchaser.

ARTICLE 12 Confidentiality

12.1

Subject to Article 12.4, neither the Seller nor the Purchaser shall make (or permit any other member of the Seller’s Group or the Purchaser's Group to make) any announcement concerning this sale and purchase or any ancillary matter before Completion, and on and thereafter without the prior written consent of the other parties, the same not to be unreasonably withheld.

12.2	The Purchaser, each member of the Purchaser’s Group, its lawyers and other professional consultants shall:

	(a)	keep confidential all information provided to it by or on behalf of the Seller or otherwise obtained by or in connection with this Agreement which relates to any member of the Seller’s Group;

(b)

if after Completion, Purchaser holds confidential information relating to the Seller’s Group, it shall keep that information confidential and, to the extent reasonably practicable, other than information as may be reasonably required by the Purchaser to retain for legal, tax or financial/accounting purposes, shall return that information to the Seller or destroy it, in each case without retaining copies; and

(c)

in respect of any Excluded Records which the Purchaser may receive or be in possession of, the Purchaser agrees to hold the same in strict confidence, not to disclose them to any third party and not to use them for any purpose whatsoever. To the extent that the Purchaser becomes aware that it is possession of Excluded Records in written or other tangible form (including information stored electronically), the Purchaser agrees as soon as reasonably practicable to return to the Seller or destroy such information, or cause such information to be returned to the Seller, in each case at the Seller's sole discretion.

12.3	The Seller, each member of the Seller Group, its lawyers and other professional consultant shall:

(a)

keep confidential all information provided to it by or on behalf of the Purchaser or otherwise obtained by or in connection with this Agreement which relates to any member of the Purchaser's Group; and

(b)

if after Completion, the Seller, each member of the Seller Group, its lawyers and other professional consultants hold confidential information relating to the Companies, they shall keep that information confidential and, other than the Excluded Records or as may be required by Seller to retain for legal, tax, or financial/accounting purposes, shall return that information to the Purchaser or destroy it, in each case without retaining copies.

12.4	Nothing in this clause prevents any announcement being made or any confidential information being disclosed:

(a) with the written approval of the other parties, which in the case of any announcement shall not be unreasonably withheld or delayed; or

(b)

to the extent required by law, stock exchange regulations or any competent regulatory body, but a party required to disclose any confidential information shall promptly notify the other party, so far as practicable and lawful with regard to timing, content and other requirements of such law, stock exchange regulations or regulatory body, before disclosure occurs and co-operate with the other party regarding the timing and content of such disclosure.

12.5	Nothing in this clause prevents disclosure of confidential information by any party:

(a) to the extent that the information is in or comes into the public domain other than as a result of a breach of any undertaking or duty of confidentiality by that party; or

(b)

to that party's professional advisers, lawyers, auditors or bankers, but before any disclosure to any such person the relevant party shall procure that he is made aware of the terms of this clause and shall use its best endeavours to procure that such person adheres to those terms as if he were bound by the provisions of this clause.

ARTICLE 13 Notices

13.1

Any notice given in connection with this Agreement must be in English. Any other document provided in connection with this Agreement must be in English or accompanied by a certified English translation; in this case, the English translation prevails unless the document is a statutory or other official document.

13.2

Any notice or other formal communication given under this Agreement must be in writing (which includes fax, but not email) and may be delivered or sent by courier or fax to the party to be served as follows:

(a) to the Seller at:	(b) to the Purchaser at:

***	Bahnhofstr. 9

***	6341 Baar, Switzerland

***	E-Mail: Wladwein@Manaspetroleum.Com

E-Mail:	Attention: Dr. Werner Ladwein
***

Attention: ***

or at such other address or fax number as it may have notified to the other party in accordance with this clause.

13.3	Any notice or other formal communication shall be deemed to have been given:

	(a)	if delivered personally, at the time of delivery; or

	(b)	if sent via courier, at 10.00 a.m. on the fourth Business Day after it was accepted by the courier company for delivery; or

(c)

if sent by fax, provided the fax is in readable form, on the date of transmission, if transmitted before 3.00 p.m. on any Business Day, and in any other case on the Business Day following the date of transmission, with a copy of the notice or other communication also sent by post.

13.4

In proving service of a notice or other formal communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and despatched via courier, as the case may be or that the fax was properly addressed and successful transmission electronically confirmed, as the case may be.

ARTICLE 14 Further Assurances

14.1

In relation to ***, the Seller shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under the applicable laws dealing with private limited companies, its articles of association, or any agreement or obligation affecting it to give effect to this Agreement.

14.2

On or after Completion, the parties shall, at their own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and items as may from time to time be reasonably required in order to give full effect to all the transactions or activities contemplated under this Agreement.

ARTICLE 15 Assignments

15.1	Each Party may assign the benefit of this Agreement to any member of its Group and if it does so:

(a)	the assignee may enforce the obligations of the other Party (including the Warranties given by the Seller) under this Agreement as if it had been named in this Agreement as a Party ;

(b)	each Party may nevertheless enforce this Agreement against the other Party, as if that assignment had not occurred;

(c)

the assignment shall not in any way operate so as to increase or reduce the respective rights and obligations on the part of the assigning Party or its assignee on the one hand and the other Party on the other hand; and

(d)

where applicable, if the assignee ceases to be a member of the Seller’s Group or the Purchaser's Group, the Seller or the Purchaser as the case may be shall procure that the benefit of this Agreement is re-assigned to the Seller or the Purchaser as the case may be or another member of the Seller’s Group or the Purchaser's Group.

15.2	Except as permitted by this clause, none of the rights or obligations under this Agreement may be assigned or transferred by a Party without prior approval of the other Party.

ARTICLE 16 General

16.1	Each of the obligations, warranties and undertakings set out in this Agreement (excluding any obligation which is fully performed at Completion) shall continue in force after Completion.

16.2

Unless otherwise agreed between Purchaser and Seller, if the Purchaser or Seller defaults in the payment when due of any sum payable under this Agreement, (howsoever determined) its liability shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well as before judgment) at a rate per annum of LIBOR plus one percent. Such interest shall accrue from day to day.

16.3	Each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this Agreement.

16.4

In addition to the provisions of Schedule 4, the Purchaser shall make available to the Seller any books or records of Companies (or, if practicable, the relevant parts of those books or records) which are required by the Seller for the purpose of dealing with its corporate, tax, or reporting obligations or affairs and, accordingly, the Purchaser shall, upon being given reasonable notice by the Seller and subject to the Seller giving such undertaking as to confidentiality as the Purchaser shall reasonably require, procure that such books and records are made available to the Seller for inspection during working hours and copying at the Seller’s expense for and only to the extent necessary for such purpose and for a period of six years from Completion.

16.5	This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

16.6	The rights of each party under this Agreement:

(a) may be exercised as often as necessary;

(b) are cumulative and not exclusive of rights and remedies provided by law; and

(c) may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

16.7	Except as expressly stated in this Agreement, a person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

16.8

This Agreement will only be signed in English. However, an unofficial translation of this Agreement in Russian shall be initialled by the Seller. In case of any conflict, this official English version of the Agreement shall prevail.

ARTICLE 17 Whole Agreement

17.1

This Agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this Agreement and supersede all previous agreements between the parties relating to these transactions.

17.2

Each party acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement) made by or on behalf of any other party before the signature of this Agreement. Each party waives all rights and remedies which, but for this Article, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

ARTICLE 18 Governing Law

This Agreement is governed by and shall be construed in accordance with laws of England and Wales without giving effect to any choice of law principles thereof which would result in the application of the laws of another jurisdiction.

ARTICLE 19 Arbitration

All disputes arising out of or in connection with this Agreement shall be finally settled under the UNCITRAL arbitration rules by three (3) arbitrators appointed in accordance with the said rules. The place of arbitration shall be London, UK. The language of the arbitration shall be English.

THIS AGREEMENT HAS BEEN SIGNED BY THE PARTIES (OR THEIR DULY AUTHORISED REPRESENTATIVES) ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

SIGNATORIES

Seller

***	***
…………………………………

DWM PETROLEUM AG

Signed by	)
for	)	…/s/ Dr. Werner Ladwein………………

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

ANNEXURE 1 – OPTION AGREEMENT

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Effective May 5, 2012

OPTION AGREEMENT

BETWEEN

***

and

DWM PETROLEUM AG

Relating to the Option for the sale and purchase of
80% of the issued share capital
of a Company that would hold 100% shares in ***

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THIS OPTION AGREEMENT(“Option Agreement”) is made effective as of May 5, 2012

BETWEEN:

(1)	*** a company organised under the laws of *** whose registered office is at ***; and

(2)	DWM PETROLEUM AG, a company registered in Switzerland, having its registered office at Bahnofstrasse 9, Baar, Switzerland (referred to herein as the “DWM”).

BACKGROUND:

A.	*** owns 100% of the issued share capital of ***, a company registered in *** (hereinafter “***”).

B.

*** is the legal and beneficial owner of ***% shares in ***, a joint venture with limited liability incorporated under the laws of Tajikistan (hereinafter “***”), and the remaining ***% shares in *** are held by *** company of Tajikistan (hereinafter “***”) .

C.

A Tajik joint venture with limited liability *** known as *** which is *** (hereinafter “***”), is legal owner of rights in *** licences for the *** identified in the Schedule A hereof (hereinafter “Licenses”), and, Seller, *** and *** are taking necessary steps to ***.

D.

DWM desires to purchase 80% shares in a Swiss company that owns 100% shares in ***, and has therefore requested *** to purchase remaining shares of *** in such a manner that *** is owned 100% by a new company.

E.	*** is willing to incorporate a new company in Switzerland (hereinafter “Newco”) and take actions necessary for transferring 100% shares of *** in NewCo.

F.	*** is also willing to give DWM an option to purchase 80% shares in NewCo which would own 100% shares in ***.

G.	*** is also willing to allow DWM to conduct legal due diligence and audit of *** and ***, respectively, to facilitate DWM’s decision regarding exercise of such option.

NOW THEREFORE, *** AND DWM AGREE as follows:

1.	*** and DWM shall take following actions:

	a.	*** shall incorporate NewCo in Switzerland.

b.

DWM shall pay to ***, a refundable security deposit of USD 10 million (“Security Deposit”), via wire transfer in ***’s bank account, in three (3) instalments on or before following dates, for an option to purchase 80% shares in Newco (“Option”):

		i.	US$ 5 million on or before May 31, 2012

		ii.	US$ 2 million on or before July 15, 2012.

		iii.	US$ 3 million on or before August 24, 2012

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c.	DWM shall engage a reputable local law firm to conduct legal due diligence (hereinafter “Due Diligence”) regarding *** and ***.

d.

Once Due Diligence is completed, DWM shall engage reputable international accounting firm to conduct an independent audit (hereinafter “Audit”) of all books and accounts of *** and *** to follow-up on the concerns raised in the Due Diligence.

e.	DWM may exercise the Option, within one (1) month of the completion of Audit.

f.

If DWM exercises the Option, *** and DWM shall negotiate a Share Purchase Agreement (hereinafter “SPA”) pursuant to which *** shall sell and DWM shall purchase 80% shares in NewCo, for a purchase price to be agreed between *** and DWM based on the findings of the Audit (hereinafter “Purchase Price”). Once the SPA is signed, Security Deposit shall be construed as the first payment made under the SPA, and the remaining payment shall be due within thirty (30) days thereafter.

g.

In case, DWM does not exercise the Option following completion of the Audit, DWM shall request *** in writing within one (1) month of the completion of the Audit, to return Security Deposit to DWM, and *** shall refund Security Deposit via wire transfer in DWM’s bank account on or before December 31, 2012.

2.	Once SPA is signed, in accordance with the SPA, *** and DWM shall take following actions:

	a.	*** shall seek requisite approvals of the Government for following actions:

		i.	To transfer EPA’s entire shares in *** (i.e. ***%), to NewCo.

		ii.	To purchase remaining ***% shares in *** from *** and thereafter transfer such shares to NewCo.

b.	*** shall notify DWM as soon as the requisite approvals of the Government stipulated in para 2 a i are obtained.

c.	*** shall transfer ***’s entire shares in *** (i.e. ***%), to NewCo.

d.	Within ten (10) days of ***’s transfer of ***’s entire shares in *** (i.e. ***%), to NewCo, *** and DWM shall take following simultaneous actions:

	i.	DWM shall make a payment of Purchase Price minus Security Deposit minus US$ 1 million

	ii.	*** shall place 80% shares of NewCo in escrow with an escrow agent to be mutually agreed.

e.	*** shall purchase remaining ***% shares in *** from *** and thereafter transfer such shares to NewCo.

f.	*** and DWM shall close the transaction envisaged under the SPA, which shall inter alia include following simultaneous actions:

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i.	payment by DWM to *** of Purchase Price minus payments already made i.e. US$ 1 million, and

ii.	transfer by the escrow agent to DWM of 80% of shares in NewCo.

3.	Unless required by applicable laws or securities regulations, neither *** nor DWM shall make the existence or contents of this Option Agreement public.

4.

This Option Agreement shall be governed by the laws of England & Wales, and any dispute if not resolved amicably shall be resolved via international arbitration under the arbitration rules of the International Chamber of Commerce. Venue of arbitration shall be ***.

IN WITNESS WHEREOF this Option Agreement has been signed by the parties (or their duly authorised representatives) effective as of May 5, 2012

***	DWM PETROLEUM AG

Name:	Name: Dr Werner Ladwein
Title:	Title: President

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SCHEDULE A

*** owns 100% interests in *** onshore Tajikistan and related assets, including following ***:

-                             ***

6

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

ANNEXURE 3 – PURCHASER’S NOTICE FOR EXERCISE OF OPTION

1

(printed on DWM letterhead)

***

***

***	Baar, October 23, 2012

***

Attention:	***, General Manager

Subject:

Notice for exercise of Option under the Option Agreement effective May 5, 2012 relating to the option for the sale and purchase of 80% of the issued share capital of a Swiss company that would hold 100% shares in ***, a Tajik company (hereinafter “Option Agreement”).

Dear ***,

Pursuant to Article 1 e of the Option Agreement, DWM Petroleum AG (“DWM”) is pleased to exercise the Option (as defined in the Option Agreement), subject to *** taking certain actions as described in detail in Schedule A hereof (hereinafter “Actions”), to *** (as defined in the Option Agreement) and related agreements in order.

Kindly let us know if you have any questions regarding the above notice.

Sincerely yours,

Dr. Werner Ladwein
President

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SCHEDULE A

Actions to be taken by *** to re-issue all documents related to *** under the name of existing *** from the name of *** with the same name)

Now that all *** have been re-issued under the name of *** (“***”), *** must also ensure that all documents related to the *** are re-issued under the name of ***. In particular following documents have to be re-issued under the name of ***:

1)	***

2)	***

3)	***; and

4)	***

These requirements are also stipulated in *** (Section “***”).

3